                                                                  Exhibit 99.1



                         THE DAVY ROLL COMPANY LIMITED
                         -----------------------------



                         DIRECTORS' REPORT AND ACCOUNTS
                         ------------------------------


                               FOR THE YEAR ENDED
                               ------------------


                              31/ST/ DECEMBER 1998
                              --------------------


                             REGISTERED IN ENGLAND
                             ---------------------


                                 NUMBER 162966
                                 -------------

                         THE DAVY ROLL COMPANY LIMITED
                         -----------------------------

                                DIRECTORS REPORT
                                ----------------



The directors have pleasure in submitting their Report and Audited Accounts for the year ended 31/st/ December 1998.

Principal Activity
------------------

The Company carried on the manufacture of rolls throughout the year.

Business Review
---------------

The Directors do not anticipate any change in the principal activities of the Company in the near future.

Results
-------

The results for the year are set out in the Profit and Loss Account on page 7. Retained profits of (Pounds)1,662,000 (1997: (Pounds)2,317,000) have been transferred to reserves.

Dividends
---------

The directors do not propose to recommend the payment of any dividend on the issued ordinary share capital of the Company in respect of the year ended 31 December 1998 (1997: Nil).

Directors
---------

The following persons were directors of the Company during the year:-

                   Mr.R.B.Begley    Dismissed  23.9.98.
                   Mr.C.Hersey
                   Mr.M.G.Foster
                   Mr.M.Hannah      Resigned   29.5.98.
                   Dr.B.Phillipo    Appointed  23.9.98.

Directors' Interests
--------------------

None of the Directors at 31 December 1998 had any interests requiring to be disclosed under the Companies Act 1985.

There were no changes in the Directors' interests between 31 December 1998 and the date of this report.

No Director during the year had a material interest in any contract significant to the Company's business.

The Environment
---------------

The Company is required to pursue policies that comply with the relevant legislation and standards applicable to their particular industries.

Employment Policies
-------------------

The Company is committed to a policy of providing equal opportunities for all, regardless of race, religion, sex or disability.

The Company is committed to training and management development, so as to ensure a supply of trained and skilled employees.

The Company keeps employees informed about its current activities and progress by various methods, including in-house publications.

Contributions for Political and Charitable Purposes
---------------------------------------------------

During the year the Company made donations to various charitable organisations amounting to (Pounds)1,000 (Year ended 31 December 1997 (Pounds)1,000).

No political donations were made.

Policy on payment of suppliers
------------------------------

The Company is responsible for agreeing the terms and conditions under which business transactions with their suppliers are conducted. It is the Company policy that payments to suppliers are made in accordance with these terms, provided that the supplier is also complying with all relevant terms and conditions.

The number of days billing from suppliers outstanding at 31 December 1998 was 54.

Year 2000
---------

The Company operates various computerised systems, and other equipment containing embedded microchips. Such systems and equipment are potentially susceptible to malfunction after 31 December 1999 due to the way in which they manipulate date information. This is commonly referred to as the "year 2000 problem".

The Company has established a dedicated project team to ensure that the risks, issues and costs associated with computer problems relating to the Year 2000 date change are properly assessed and that sufficient resources are committed to ensure that The Company is not adversely affected by the use of dates beyond 31 December 1999.

The total cost of modifications to our computer hardware and software is estimated at (Pounds)75,000 most of which will be charged to operating costs of 1998/99.

The Euro
--------

A working party is investigating the likely impact of the Euro on our business. The aim is to ensure that the Company is fully prepared in readiness for the introduction of the Euro and, in particular, for the business implications of the United Kingdom's potential entry into the EMU.



By Order of the Board



C.HERSEY
DIRECTOR

Registered Office

P.O.Box 21
Close Works
Gateshead
Tyne & Wear
NE8 3DX

Statement of Directors Responsibilities
---------------------------------------

Company law requires the directors to prepare accounts for each financial year which give true and fair view of the state of affairs of the company as at the end of the financial year and of the profit or loss of the company for that year. In preparing those accounts, the directors are required to :-

-   select suitable accounting policies and apply them consistently;

-   make judgments and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

- prepare the accounts on a going concern basis unless it is inappropriate to presume the company will continue in business.


The directors are responsible for ensuring that the company keeps accounting records which disclose with reasonable accuracy at any time the financial position of the company and which enable them to ensure that the accounts comply with the Companies Act 1985. They have responsibility for taking such steps as are reasonably open to them to safeguard the assets of the company and to prevent and detect fraud and other irregularities.

Auditors' report


To the Members of The Davy Roll Company Limited:

We have audited the financial statements on pages 7 to 21 which have been prepared under the historical cost convention, as modified by the revaluation of land and buildings and the accounting policies set out on pages 10 and 12.

Respective responsibilities of directors and auditors

As described on page 4 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially consistent with generally accepted accounting standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Going concern

In forming our opinion, we have considered the adequacy of the disclosures set out in note 21 relating to the post balance sheet events, strategic review and financing of the ultimate holding company, Kvaerner ASA, and its subsidiaries, including The Davy Roll Company Limited. In particular, we draw attention to the disclosure of the uncertainties relating to the compliance of the Kvaerner ASA group with the covenants related to the new banking arrangements entered into since 31 December 1998. In view of the significance of these matters and their potential impact on the going concern basis adopted, in these accounts, we believe that they should be brought to your attention. Our opinion is not qualified in this respect.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

US GAAP information

Accounting practices used by the Group in preparing the accompanying accounts conform with generally accepted accounting principals in the United Kingdom, but do not conform with generally accepted accounting principals in the United States. A description of significant differences is set out in note 23.


Arthur Andersen
Chartered Accountants and Registered Auditors

Pearl Assurance House
7 New Bridge Street
Newcastle upon Tyne
NE1 8BQ

16 July 1999 (except with respect to the matters discussed in note 23, as to which the date is 15 October 1999).

THE DAVY ROLL COMPANY LIMITED
-----------------------------


Profit & Loss Account for the Year Ended 31/st/ December 1998


                            Notes     Year Ended     Year Ended
                                       31.12.98       31.12.97
                                     (Pounds)'000   (Pounds)'000

Turnover (continuing
activities)                     2        33,900         31,892

Cost of Sales                           (31,207)       (28,639)
                                      ---------        -------
GROSS PROFIT                              2,693          3,253


Net Operating Expenses                     (919)          (877)
                                      ---------        -------
OPERATING PROFIT                          1,774          2,376

Interest Receivable                          63            121

Interest payable                3          (175)          (180)
                                      ---------       --------
PROFIT ON ORDINARY              4         1,662          2,317
ACTIVITIES
BEFORE TAXATION

Tax on Profit on                5             -              -
Ordinary activities

RETAINED PROFIT FOR THE        17         1,662          2,317
FINANCIAL YEAR                        ---------       --------


The accompanying notes form an integral part of these accounts.

Balance Sheet at 31 December 1998


                                 Notes      1998           1997
                                                            As
                                                         restated
                                        (Pounds)'000   (Pounds)'000
FIXED ASSETS

Tangible Assets                      8         9,136          9,376

CURRENT ASSETS

Stocks & Work in Progress           10         7,334          6,946
Debtors                             11         8,983          7,693
Cash at bank and in hand                       2,094          2,789
                                             -------        -------
                                              18,411         17,428
                                             -------        -------

CREDITORS:AMOUNTS FALLING DUE
WITHIN ONE YEAR

Borrowings                          12             -            (17)

Other Creditors                     13       (13,351)       (14,143)
                                             -------        -------
                                             (13,351)       (14,160)
                                             -------        -------

NET CURRENT ASSETS                             5,060          3,268
                                             -------        -------

TOTAL ASSETS LESS CURRENT                     14,196         12,644
LIABILITIES                                  -------        -------


CREDITORS:AMOUNT FALLING DUE
AFTER MORE THAN ONE YEAR

Other Creditors                     14          (554)          (664)
                                             -------        -------
Net Assets                                    13,642         11,980
                                             -------        -------

CAPITAL RESERVES

Called up share capital             15            60             60
Share premium account               16         3,205          3,205
Revaluation reserve                 17           103            103
Profit and loss account             17        10,274          8,612
                                             -------        -------
Equity Shareholders' Funds                    13,642         11,980
                                             -------        -------
-------------------------------------------------------------------

These accounts were approved by the Board of Directors on 16/th/ July 1999 and signed on its behalf by:

                                     C.HERSEY

Statement of total recognised gains and losses for year ended 31 December 1998.

                          Year Ended     Year Ended
                           31.12.98       31.12.97
                         (Pounds)'000   (Pounds)'000
Profit for the                  1,662          2,317
 financial year

Prior year adjustment            (750)             -
 (as explained in note          -----          -----
 13)

Total gains and                   912          2,317
 losses since last              =====          =====
 annual report


Reconciliation of movements in shareholders' funds for the year ended 31/st/ December 1998.


                                            Yr.Ended
                          Yr.Ended          31.12.97
                          31.12.98         As restated
                        (Pounds)'000      (Pounds)'000
Profit for the                 1,662             2,317
 financial year

Prior period                       -              (750)
 adjustments                                    ------

Opening                       11,980            10,413
 Shareholders' funds          ------            ------

Closing                       13,642            11,980
 Shareholders' funds          ------            ------


Notes to the Accounts

1. The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's financial statements. The affect of a prior period adjustment is set out in
     Note 13.

     a.  Accounting Conventions

         The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules as modified by the revaluation of land and buildings.

     b.  Cash Flow Statement

         The company has taken advantage of the exemption under the rules of FRS1 (revised) not to produce a cash flow statement, as the accounts of the parent company, which it is a wholly owned subsidiary, are publicly available.

     c.  Foreign Currencies

         Assets and liabilities are translated into sterling at the rates ruling at the year end except where rates of exchange are fixed under contractual arrangements, with differences taken to the profit and loss account. Transactions undertaken in foreign currencies are translated at the rate of exchange prevailing at the date of the transaction.

     d.  Turnover

         Turnover, which includes inter company trading, represents the value of work performed during the year by reference to amounts derived from goods supplied and services provided which are all continuing and arises wholly within the United Kingdom.

     e.  Research and Development

         Expenditure is charged against profit in the year in which it is incurred.

     f.  Taxation

         Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the accounts to the extent that it is probable that a liability or asset will crystallise in the future.

         No provision is made for any tax on capital gains not covered by losses that could arise from the future disposal of any fixed assets shown in the accounts valuation.

     g. Depreciation

        Freehold properties and long leasehold properties are not depreciated. It is the company's policy to maintain its properties in a sound state of repair and accordingly, the Directors consider that the lives the properties are so long and residual values are of such a level that depreciation is immaterial. Other fixed assets are depreciated over their estimated useful lives on a straight line basis as follows :-

               Plant and Machinery         5-25 years
               Motor Vehicles              4 years
               Computer                    5-7 years
               Office furniture,fixture
                 & fitting                  10 years.

     h. Leased Assets

        Assets acquired under finance leases that give rights approximating to ownership are treated as if they had been purchased and an amount equivalent to their cost is included under tangible fixed assets. Depreciation is provided in accordance with the company's normal policy. Leasing payments are treated as consisting of capital and finance charge elements and the finance charge is charged to the profit and loss account. All other leases are operating leases and the annual rentals are charged wholly to the profit and loss account.

     i. Stocks & Work in Progress

        Stocks have been valued at the lower of cost and net realisable value.

        Work in Progress is stated at direct costs of materials with the addition of all relevant overheads including labour under a full absorption costing system.

     j. Government Grants

        Government grants generally comprise regional development grants receivable which are being released by equal instalments per the average expected life of the assets to which they apply and deducted from the depreciation charge in the profit and loss account.


        Deferred credits in respect of grants are included in accruals and deferred income in the balance sheet.

     k. Revaluation Reserve

        Surpluses and deficits arising on the revaluation of tangible fixed assets are credited or debited to a non distributable reserve known as the revaluation reserve. In accordance with FRS3, the profit or loss on sale of a tangible fixed asset is the difference between the disposal proceeds and the carrying value of the asset, including any revaluation. Any amount in the revaluation reserve relating to such an asset is transferred directly to the profit and loss reserve and is not included in the profit for the financial year.

     l. Pensions

        The expected cost to the company of pensions in respect of defined benefit and defined contribution pension schemes is charged to the profit and loss account so as to spread the cost of pensions over the service lives of employees in the schemes


2.   Analysis of Turnover

     In accordance with S55(5) Schedule 4 Companies Act 1985, an analysis of turnover all of which relates to the principal activity, has not been given. In the opinion of the directors this could be seriously prejudicial to the interests of the company.

3.   Interest Payable


                                   Year ended    Year ended
                                    31.12.98.     31.12.97.
                                  (Pounds)'000  (Pounds)'000

Finance charges allocated                1             -
 to the year in respect of
 finance leases.

Loans from ultimate Parent             174           180
 Company                               ---           ---
                                       175           180
                                       ---           ---


4. Profit on ordinary activities before taxation
   ---------------------------------------------

                                Yr.Ended     Yr.Ended
                                31.12.98.    31.12.97.
                               (Pounds)'    (Pounds)'
Profit on ordinary
 activities before taxation
 is stated after charging/
 (crediting)

Auditors' remuneration                13            8
Depreciation  Owned assets           836          728
              Leased assets           21           21
Research and development             133          172
Government Grant released           (114)        (116)

Operating Lease Payments -            13           13
 Land & Buildings
Operating Lease Payments -            40           40
 Motor Vehicles
Operating Lease Payments -            14            6
 Office Equipment                   ----         ----





5. Taxation on profit on ordinary activities
   -----------------------------------------

   There is no charge for Corporation Tax on the profit for the year as relief will be obtained for losses incurred by other Companies in the Group surrendered for no consideration.

   No provision for deferred taxation is required as it is anticipated that no deferred taxation will materialise in the foreseeable future.

    The full potential deferred taxation liability calculated on the liability method at 30% (1997 31%) is:


                 Yr.Ended 31.12.98.   Yr.Ended 31.12.97.
                     (Pounds)000          (Pounds)000
Accelerated                   1,344                1,266
 depreciation
Other timing                   (199)                (241)
 differences                  -----                -----
                              1,145                1,025
                              -----                -----

6.  Staff Numbers and Costs
    -----------------------

    The average monthly number of employees, all of whom were engaged in the United Kingdom on the company's principal activity, was:


                    Yr.Ended    Yr.Ended
                   31.12.98.   31.12.97.
Management and             27          27
 administration
Technical                  21          23
Manufacturing             416         407
                          ---         ---
                          464         457
                          ---         ---

     Staff costs including directors' emoluments were as follows:


                         Yr.Ended 31.12.98.  Yr.Ended 31.12.97.
                            (Pounds)'000        (Pounds)'000

Wages & Salaries                    10,819              10,045
Social Security Costs                  929                 874
Other Pension Costs                    888                 850
                                    ------              ------
                                    12,636              11,769
                                    ------              ------

7.   Directors Remuneration
     ----------------------

     Remuneration
     ------------

     The remuneration of the directors was as follows:-


                                              Yr.Ended      Yr.Ended
                                              31.12.98.     31.12.97.
                                            (Pounds)'000  (Pounds)'000


Emoluments                                         122          123
Compensation for loss of office                     15            -
Company contributions to money purchase              8            8
 pension schemes                                   ---          ---
                                                   145          131
                                                   ---          ---

      Pensions
      --------

      The number of directors who were members of pension schemes was as follows:-



                           Yr.Ended   Yr.Ended
                           31.12.98.  31.12.97.
Money purchase schemes             2          2
                           ---------  ---------





8.   Tangible Fixed Assets
     ---------------------

                           Land &       Plant &        Total
                          Buildings    Equipment
                         (Pounds)000  (Pounds)000   (Pounds)000
Cost or valuation:

At 1/st/ January 1998          1,800       17,735       19,535
Additions                        116          501          617
Disposals                          -          (18)         (18)
                               -----      -------      -------
At 31 December 1998            1,916       18,218       20,134
                               -----      -------      -------

Accumulated
 depreciation:

At 1 January 1998                  -      (10,159)     (10,159)
Charge for the year                -         (857)        (857)
Depreciation on                    -           18           18
 Disposals                     -----      -------      -------

At 31 December 1998                -      (10,998)     (10,998)
                               -----      -------      -------
Net Book Value:

At 31 December 1998            1,916        7,220        9,136
                               -----      -------      -------
At 1 January 1998              1,800        7,576        9,376
                               -----      -------      -------


    Cost
    ----

    Land and Buildings were valued on 30 September 1995 at an open market existing use value by Messrs. Herring Son & Daw, Chartered Surveyors as follows :-


                                 31 December               31 December
                                    1998                      1997
                          ------------------------  ------------------------
                           Freehold       Long       Freehold       Long
                                        Leasehold                 Leasehold
                          (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000
Buildings                       1,129          145        1,129          145

Land                              403          123          403          123
                                -----          ---        -----          ---
                                1,532          268        1,532          268
                                -----          ---        -----          ---
The Comparable
 amounts on a
 historic basis are as
 follows:                       1,849          209        1,849          209
                                -----          ---        -----          ---

    Plant and equipment includes motor vehicles, machinery, and computer equipment. The net book value of leased assets included in plant and equipment is (Pounds)117,000 (1997 - (Pounds)137,000).

9.  Leased Assets
    -------------

    Finance Leases
    --------------

    Net obligations under finance leases, included in creditors in notes 13 and 14, are payable as follows :-



                                              31.12.98.    31.12.97.
                                            (Pounds)000  (Pounds)000
Within one year                                       -           17
Between two and five years                            -            -
After five years                                      -            -
                                               --------    ---------
                                                      -           17
                                               --------    ---------




Operating Leases


                                              31.12.98.    31.12.97.
                                            (Pounds)000  (Pounds)000
                                                         C>
Land & Buildings:
After five years                                     13           13
                                               --------    ---------
Other:
In respect of leases expiring within one              -            -
 year
Between two and five years                           54           46
                                               --------    ---------
Total                                                67           59
                                               --------    ---------

10.  Stocks
     ------


                                   31.12.98.    31.12.97.
                                 (Pounds)000  (Pounds)000
Raw Materials and consumables          3,328        2,624
Work-in-Progress                       4,006        4,322
                                    --------    ---------
                                       7,334        6,946
                                    --------    ---------


11.  Debtors
     -------


                                         31.12.98.    31.12.97.
                                       (Pounds)000  (Pounds)000
Amounts falling due within one year
Trade debtors                                8,747        7,456
Amounts owed by fellow subsidiary              120          237
 undertaking
Prepayments and accrued income                 116            -
                                        ----------        -----
                                             8,983        7,693
                                        ----------        -----

12.  Borrowings
     ----------



                                          31.12.98.    31.12.97.
                                        (Pounds)000  (Pounds)000
Borrowings are repayable as follows:
Less than one year                                -           17
Between two and five years                        -            -
                                         ----------   ----------
                                                              17
                                                      ----------


13.  Creditors: Amounts falling due within one year
     ----------------------------------------------

                                                            31.12.97.
                                                31.12.98.  As restated
                                              (Pounds)000  (Pounds)000
Trade creditors                                     2,444        2,570
Amounts owned to subsidiary undertakings            7,605        8,953
Other creditors including taxes and social            302          295
 security
Accruals and deferred income                        3,000        2,325
                                               ----------   ----------
                                                   13,351       14,143
                                               ----------   ----------


     Accruals and deferred income in 1997 is restated after a prior period adjustment of (Pounds)750,000 resulting from a change in accounting policy to provide for future warranty costs.

14.   Creditors:  Amounts falling due after more than one year
      --------------------------------------------------------



                                  31.12.98.    31.12.97.
                                (Pounds)000  (Pounds)000
Accruals and deferred income            554          664
                                 ----------   ----------

15.  Share Capital
     -------------


                                               31.12.98.    31.12.97.
                                             (Pounds)000  (Pounds)000
Authorised: Allotted, called up and fully
 paid:
60,000 Ordinary Shares of (Pounds)1 each              60           60
                                              ----------   ----------

16.  Share Premium Account
     ---------------------


                                     31.12.98.    31.12.97.
                                   (Pounds)000  (Pounds)000

As at beginning and end of year          3,205        3,205
                                         -----        -----

17.  Reserves
     --------


                                               Profit & Loss
                                Revaluation       Account
                                  Reserve       As restated
                                (Pounds)000     (Pounds)000
Account
-------
As at 1 January 1998                    103          8,612
Retained profit for the year              -          1,662
                                        ---         ------
As at 31 December 1998                  103         10,274
                                        ---         ------

18.  Capital Commitments
     -------------------

     There are no capital commitments at 31 December 1998 (31 December 1997
     Nil).


19.  Contingent Liabilities
     ----------------------

     The company has contingent liabilities under guarantees given to bankers in support of banking facilities of other group companies. It is not expected that any unprovided liability will arise under the above arrangements.


20.  Pensions
     --------

     The company's employees are members of defined benefit and defined contribution pension schemes operated by Kvaerner PLC under which contributions are paid by the company and by employees. The assets of the schemes are held in trustee administered funds separate from the finances of the group.

     The company's contributions are based on the expected cost of pensions across the Kvaerner PLC Group as a whole and are charged to the profit and loss account so as to spread the cost of pensions over the service lives of employees within group schemes. Details of the actuarial valuation of the group schemes are contained in the report and accounts of Kvaerner PLC.



21.  Post Balance Sheet Events and Going Concern
     -------------------------------------------

     Kvaerner plc and other members of the Kvaerner ASA group are co-dependent on each other for funding support. In this connection, it should be noted that on 13 April 1999, Kvaerner ASA announced a far-reaching strategic restructuring with a view to returning the Group to profitable performance and significantly reducing Group borrowings. The restructuring will involve the divestiture of the group's shipping activities and other loss making non-core businesses. In order to provide additional support and a robust base to the planned restructuring, the Kvaerner Board proposed a rights issue of NOK 2 billion. The rights issue took place on 22 June 1999, was approved by Kvaerner ASA group shareholders at the Annual General Meeting on 6 May and was fully subscribed and paid in.

     Kvaerner ASA and its subsidiaries are also exposed to various uncertainties inherent in projects subject to long term contracts, details of which are disclosed in the accounts of Kvaerner plc.

     The Kvaerner ASA group principal loan facilities contain certain financial covenants relating to gross borrowings to tangible net worth, net borrowings to shareholders' equity and interest coverage. In April 1999, the Kvaerner ASA group's lenders agreed to suspend the financial covenants of such loan facilities to facilitate the changes arising in connection with the strategic restructuring and to amend the financial covenants for the remaining terms of the facilities, commencing 1 April 1999. Certain of the accounting provisions created in connection with the restructuring programme relate to potential losses anticipated on the sale of the Kvaerner ASA group's shipbuilding activities. Kvaerner ASA group considers that the agreement with the lenders excludes gains and losses arising from the exit of the shipbuilding business. Therefore Kvaerner ASA group in its calculation of the financial covenants have excluded the provision and is of the opinion that it is in compliance with the covenants. Accordingly, the directors have prepared the accounts on a going concern basis.

     There can be no assurance over the Kvaerner ASA group's ability to meet all covenants contained in its lending agreements or the lenders' willingness to extend waivers or amend terms to avoid any actual or anticipated breaches of such covenants.

22.  Ultimate Parent Company
     -----------------------

     Kvaerner PLC heads the smallest group in which the results of the Company are consolidated.

     The ultimate Parent Company and controlling party is Kvaerner ASA which heads the largest group in which the results of the Company are consolidated.

     Copies of the respective financial statements can be obtained from Kvaerner PLC at St.James House, 23, King Street, London SWIY 6QY.

     Under FRS8, Related party disclosures, the Company is exempt from the requirement to provide details of transactions with other members of the group headed by Kvaerner ASA.

23.  Summary of significant differences between U.K. GAAP and U.S. GAAP
     -------------------------------------------------------------------

     The Davy Roll Company Limited's financial statements are prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. Set forth below is a brief description of certain major differences between U.K. GAAP and U.S. GAAP as of December 1998. This description is not intended to provide a comprehensive listing of such differences specifically related to The Davy Roll Company Limited or the industry in which it operates. U.S. GAAP is generally more restrictive and comprehensive than U.K. GAAP regarding recognition and measurement of transactions, account clarification and disclosure requirements. No attempt has been made to identify disclosure, presentation or classification differences that would affect the manner in which transactions and events are presented in the financial information or notes thereto. The Company has not prepared a quantitative assessment of differences between U.S.
     GAAP and U.K. GAAP treatments that may have highlighted other differences.

     Deferred taxation

     Under U.K. GAAP the Company provides for deferred taxation using the liability method on a material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future.

     Under U.S. GAAP deferred taxation is provided for all temporary differences between the book and the tax bases of the assets and liabilities in the liability method. Deferred tax assets are recognised to the extent that it is more likely than not that the benefit will be realised.

     Defined benefit pension costs

     The Company accounts for the costs of pensions under the rules set out in U.K. GAAP. U.S. GAAP is more prescriptive in respect of the actuarial assumptions, which must be used, and the allocation of costs to accounting periods.

     Under U.K. GAAP the pension cost is calculated based upon the actuary's best estimate of the assumptions taken as a whole. The annual cost charged to the profit and loss account comprises the regular cost and variations. The regular cost is calculated so that it represents a reasonably stable percentage of pensionable payroll. Variations from the regular cost of providing pensions are generally spread over the expected remaining service lives of current employees in the scheme.

     U.S. GAAP requires each significant assumption to determine annual pension cost to be a best estimate with respect to that individual assumption. For example, the discount rate used should be that for 'AAA' rated bonds with a similar maturity to the pension obligations and the value of the scheme assets should be based upon market values at each balance sheet data. Whilst U.S. GAAP also adopts a spreading approach to allocating variations it is more restrictive. As a result certain variations, for example refunds from the scheme, would be recognised immediately rather than being spread forward. U.S. GAAP treats increases in pensions as a past service cost and accordingly amortises its effects over the working lives of the members after the increase is awarded. U.K. GAAP encourages expected increases to be provided for in advance by being built in the actuarial assumptions.

     Fixed asset revaluations

     U.K. GAAP permits revaluations of tangible fixed assets to their fair value with any resulting revaluation surplus recorded in a revaluation reserve. Depreciation on the revalued amount is charged to the profit and loss account.

     The revaluation of fixed assets is not permitted under U.S. GAAP (except in connection with certain purchase transactions).

     Non depreciation of fixed assets

     Under U.K. GAAP it is permitted not to charge depreciation if the asset is maintained to such a standard that it's residual value approximates to cost.

     Under U.S. GAAP buildings would be depreciated over the useful life.

     Cash flow statements

     U.K. GAAP does not require disclosure of cash flow information under certain circumstances.

     If a cash flow statement had been prepared under U.K. GAAP, it would report the movement in cash.

     Under U.S. GAAP a cashflow statement would be required and would report the movement in cash and cash equivalents.

                          TURNER CHILLED ROLLS LIMITED

                         DIRECTORS' REPORT AND ACCOUNTS

                         YEAR ENDED 31st December 1998

                          (Registered  Number 1180365)

                          TURNER CHILLED ROLLS LIMITED
                          ----------------------------
                               DIRECTORS' REPORT
                               -----------------
                     FOR THE YEAR ENDED 31ST DECEMBER 1998
                     -------------------------------------

The directors have pleasure in submitting their Report and Statement of Accounts for the year ended 31st December 1998.

PRINCIPAL  ACTIVITIES
---------------------
The company carried on the business of rollmaking throughout the period.

BUSINESS REVIEW
---------------
The Directors consider that the level of business and the financial position at 31st December 1998 were satisfactory.

RESULTS
-------
The results for the year are set out in the profit and loss account on page 4. Retained profits of (Pounds)359,000 (period ended 31st December 1997 Profit (Pounds)256,000) have been transferred to reserves.

DIVIDENDS
---------
The Directors do not propose to recommend the payment of any dividend on the issued ordinary share capital of the company in respect of the period ended 31st December 1998.

DIRECTORS
---------
The following persons were directors of the company during the period:-
     Mr J Rylatt
     Mr M G Foster
     Mr M H Hannah (Resigned 29.5.98)

DIRECTORS INTERESTS
-------------------
No director had any interest in the shares of the company or of the ultimate holding company Kvaerner ASA.

EMPLOYEE INVOLVEMENT
--------------------

During the period the group maintained the practice of keeping employees informed about current activities and progress by various methods including In-House Publications. Participation and involvement are encouraged through formal Trade Union channels.

AUDITORS
--------
Pursuant to Section 386 of the Companies Act 1985 an elective resolution to dispense with the obligation to appoint auditors annually is in force.

MILLENNIUM COMPLIANCE
---------------------

Turner Chilled Rolls Limited have a dedicated project team in place adapting our systems and preparing contingency plans for the Millennium. These tasks will be largely completed in the current year. The incremental costs of modifications specifically related to year 2000 compliance are not anticipated to be significant.

THE INTRODUCTION OF THE EURO
----------------------------

Turner Chilled Rolls Limited are preparing for the introduction of the common European currency which will have an impact on commercial arrangements and financial systems. We anticipate that the company will be fully prepared for the introduction of the euro and in particular, for the business implications of the United Kingdoms' potential entry into the EMU

                                                   By Order of the Board



Turner Chilled Rolls Limited.
Farthing Road
Ipswich                                                 J. Rylatt
Suffolk                                                 Managing Director
IP1 5AP

                         TURNER CHILLED ROLLS LIMITED
                         ----------------------------

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements of each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     select suitable accounting policies and then apply them consistently;

     make judgements and estimates that are reasonable and prudent;

     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

     prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Auditor's report


To the Shareholders of Turner Chilled Rolls Limited:


We have audited the financial statements on pages 4 to 10 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 and 7.

Respective responsibilities of directors and auditors

As described on page 2, the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially consistent with generally accepted accounting standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

US GAAP information

Accounting practices used by the Group in preparing the accompanying accounts conform with generally accepted accounting principals in the United Kingdom, but do not conform with generally accepted accounting principals in the United States. A description of significant differences is set out in note 19.

Arthur Andersen
Chartered Accountants and Registered Auditors

Pearl Assurance House
7 New Bridge Street
Newcastle upon Tyne
NE1 8BQ

26 April 1999 (except with respect to the matters discussed in note 19, as to which the date is 15 October 1999).

                         TURNER CHILLED ROLLS LIMITED
                         ----------------------------
                            PROFIT AND LOSS ACCOUNT
                            -----------------------
                     FOR THE YEAR ENDED 31ST DECEMBER 1998
                     -------------------------------------

                                              1998             1997
                                              ----             ----

                                 NOTES     (Pounds)'000      (Pounds)'000
                                 -----     ------------      ------------

Turnover                           2           1580              1617


Cost of sales                                  1197              1331
                                               ----              ----


Gross profit                                    383               286


Administration expenses                          95                76
                                               ----              ----


Operating profit                                288               210

Interest receivable                3             71                46
                                               ----              ----


Profit on ordinary activities
before taxation                    4            359               256

Tax on profit on ordinary
activities                         5             --                --
                                               ----              ----

Profit on ordinary activities
after taxation being profit
for the financial year             13           359               256
                                               ====              ====



The notes on pages 6 to 9 form a part of this profit and loss account.

The company has no recognised gains or losses other than the profit for the financial year. Accordingly a statement of total recognised gains and losses has not been prepared. All of the results are derived from continuing operations.

                          TURNER CHILLED ROLLS LIMITED
                          ----------------------------
                              BALANCE SHEET AS AT
                              -------------------
                               31ST DECEMBER 1998
                               ------------------


                                                   1998         1997
                                                   ----         ----

                                      NOTES    (Pounds)'000  (Pounds)'000
                                      -----    ------------  ------------


FIXED ASSETS
Tangible assets                          7           505         491
                                                    ----         ---

CURRENT ASSETS
Stock and work in progress               8           237         199
Debtors                                  9          2827        2678
Cash at bank in hand                                 426         330
                                                    ----        ----
                                                    3490        3207
CREDITORS: AMOUNTS FALLING
DUE WITHIN ONE YEAR                      10          192         254
                                                    ----        ----


NET CURRENT ASSETS                                  3298        2953
                                                    ----        ----
TOTAL ASSETS LESS CURRENT LIABILITIES               3803        3444
NET ASSETS                                          3803        3444
                                                    ====        ====


CAPITAL AND RESERVES

Called-up share capital                  11          139         139
Revaluation reserve                      12          124         124
Profit and loss account                  12         3540        3181
                                                    ----        ----
TOTAL SHAREHOLDERS' FUNDS-
ALL EQUITY                               13         3803        3444
                                                    ====        ====



The notes on pages 6 to 9 form a part of this balance sheet.

These accounts were approved by the board of directors on 26th March 1999 and signed on its behalf by:



                                              J. Rylatt
                                              Managing Director

                          TURNER CHILLED ROLLS LIMITED
                          ----------------------------
                             NOTES TO THE ACCOUNTS
                             ---------------------
                               31ST DECEMBER 1998
                               ------------------

1.  ACCOUNTING POLICIES
    -------------------

     The following accounting policies have been applied consistently throughout the year and the preceding year dealing with items which are considered material in relation to the company's financial statements.

a)  Basis of accounting
    The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules as modified by the revaluation of freehold land and buildings and include the results of activities described in the directors report, all of which are continuing.

b)  Cash flow statement
      The company has taken advantage of the exemption under the rules of FRS1 (revised) not to produce a cash flow statement. The appropriate amounts have been included in the consolidated accounts of Kvaerner PLC. (note 17).

c)  Foreign currencies
     Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into sterling at the rates ruling at the period end except where rates of exchange are fixed under contractual arrangements. Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate.

d)  Turnover

     Turnover represents the value of work performed during the period by reference to amounts derived from goods supplied and services provided, net of trade discounts, VAT and other sales related taxes.

e)  Taxation
     Corporation tax payable is provided on taxable profits at the current rate. Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the accounts to the extent that it is probable that a liability or asset will crystallise in the future.

    No provision is made for any tax on capital gains not covered by losses that could arise from the future disposal of any fixed assets shown in the accounts at valuation.

f)  Depreciation
    Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment. Freehold properties are not depreciated. It is the company's policy to maintain its properties in a sound state of repair and accordingly, the Directors consider that the lives of the properties are so long and residual values are at such a level that depreciation is immaterial. Other fixed assets are depreciated over their estimated useful lives on a straight line basis as follows:

     Motor vehicles                                       4 years
     Plant and machinery                              10-15 years
     Office furniture, fixtures and fittings           5-10 years

g)  Leased assets
     Assets acquired under finance leases that give rights approximating to ownership are treated as if they had been purchased and an amount equivalent to their cost is included under tangible fixed assets. Depreciation is provided in accordance with the company's normal policy. Leasing payments are treated as consisting of capital and finance charge elements and the finance charge is charged to the profit and loss account. All other leases are operating leases and the annual rentals are charged wholly to the profit and loss account.

h)  Stocks and work in progress

    Stock is stated at the lower of cost and net realisable value.
Work in progress is stated at direct cost of materials and labour with the addition of attributable manufacturing overheads or at net realisable value if lower.

    Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete slow-moving or defective items where appropriate.

                         TURNER CHILLED ROLLS LIMITED
                         ----------------------------
                             NOTES TO THE ACCOUNTS      (Continued)
                             ---------------------

i)  Revaluation reserve
   Surpluses and deficits arising on the revaluation of tangible fixed assets are credited or debited to non distributable reserve known as the revaluation reserve. In accordance with FRS3, the profit or loss on sale of a tangible fixed asset is the difference between the disposal proceeds and the carrying value of the asset, including any revaluation.

   Any amount in the revaluation reserve relating to such an asset is transferred directly to the profit and loss reserve and is not included in the profit for the financial period.

j)  Pension costs
   For defined benefit schemes the amount charged to the profit and loss account in respect of pension costs is the etimated regular cost of providing the benefits accrued in the year. The assets of the scheme are held in an independently administered fund.

  For defined contribution schemes the amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year.

2.  ANALYSIS OF TURNOVER
    In accordance with S55(5) Schedule 4 Companies Act 1985, a geographical analysis of turnover, all of which is in respect of the principal activity, has not been given. In the opinion of the directors this could be seriously prejudicial to the interests of the company.


3. INTEREST RECEIVABLE                            1998                 1997
                                              (Pounds)'000        (Pounds) '000
                                              ------------        -------------
   Bank Interest                                  30                     5
   Interest on loans to parent undertaking        41                    41
                                                ----                  ----
                                                  71                    46
                                                ====                  ====

4.  PROFIT ON ORDINARY ACTIVITIES BEFORE  TAXATION

   Profit on ordinary activities before taxation is stated after charging:

                                                  1998                1997
                                              (Pounds)'000        (Pounds)'000
                                              ------------        ------------
   Auditors' remuneration for audit work           2                     2
   Depreciation                                   18                    15
                                                ====                  ====
5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

   There is no charge for Corporation tax on the profit for the year (as for the year ended 31st December 1997) as relief will be obtained for losses incurred by other companies in the Group surrendered for no consideration.

6.  PROVISIONS FOR LIABILITIES AND CHARGES

   No provision for deferred tax is required as it is anticipated that no deferred taxation will crystallise in the foreseeable future. The potential amount of deferred taxation calculated on the liability method at current rate is:
                                              (Pounds)'000        (Pounds)'000
                                              ------------        ------------
   Accelerated capital allowances                 10                     8
   Other timing differences                      (13)                   (6)
                                                ====                  ====
                                                  (3)                    2
                                                ====                  ====
7.  STAFF NUMBERS AND COSTS
  a) The average monthly number of employees, including executive directors was:

                                                 Number               Number
    Manufacturing                                 26                    26
    Administration                                 6                     6
                                                ----                  ----
                                                  32                    32
                                                ====                  ====

  b) Staff costs
                                             (Pounds)'000        (Pounds)'000
                                             ------------        ------------
    Wages and salaries                           492                   526
    Social security costs                         43                    45
    Other pension costs (note 15)                 43                    46
                                                ----                  ----
                                                 578                   617
                                                ====                  ====
   c) Directors emoluments

     The directors received no emoluments during the period (1997:nil)

                         TURNER CHILLED ROLLS LIMITED
                         ----------------------------
                             NOTES TO THE ACCOUNTS      (Continued)
                             ---------------------


8.  TANGIBLE FIXED ASSETS

                                                  Freehold         Plant and
                                             Land and Buildings    Machinery        Total
                                             ------------------  -------------  -------------
                                                (Pounds)'000     (Pounds)'000   (Pounds)'000
                                             ------------------  -------------  -------------
     Cost or valuation
     at 1st January 1998                           400               436            836
     Additions                                       -                               33
                                                    33
     Disposal                                        -                 -              -
                                                ------              ----          -----

     at 31st December 1998                         400               469            869
                                                ------              ----          -----


     Accumulated depreciation
     at 1st January 1998                             -              (346)          (346)
     Charge for the period                           -               (18)           (18)
     Depreciation on disposal                                          -              -
                                                                    ----          -----
     at 31st December 1998                           -              (364)         ( 364)
                                                ------              ----          -----
     Net book value at 31st December 1998          400               105            505
                                                ======              ====          =====
     Net book value at 31st December 1997          400                91            491
                                                ======              ====          =====

   The company's freehold property was valued by Jones Lang Wooton , Chartered Surveyors on 30th September 1993. In their opinion the market value for existing use at that time was (Pounds) 400,000 as compared to the net book amount of (Pounds) 600,000. The valuation has been included in the balance sheet and the deficit of (Pounds)200,000 has been deducted from the revaluation reserve.


   The valuation of the freehold land included in land and buildings is (Pounds) 150,000 (1997:(Pounds)150,000)


   The comparable amount of land and buildings on the historical cost basis are as follows:


                                                      1998          1997
                                                 ------------  ------------
                                                 (Pounds)'000  (Pounds)'000
                                                 ------------  ------------
Cost                                                   276           276
Depreciation                                             -             -
                                                      ----          ----
                                                       276           276
                                                      ====          ====



 9. STOCK AND WORK IN PROGRESS

                                                      1998          1997
                                                 ------------  ------------
                                                 (Pounds)'000  (Pounds)'000
                                                 ------------  ------------
Raw materials and consumables                           83            64
Finished goods and goods for resale                                   24
                                                                      19
Work In Progress                                       130           116
                                                      ----          ----
                                                       237           199
                                                      ====          ====

There is no material difference between the balance sheet value of stocks and their replacement cost.


10. DEBTORS

                                                 (Pounds)'000  (Pounds)'000
                                                 ------------  ------------
 Amounts falling due within one year:
 Trade debtors                                         343           393
 Amounts owed from fellow subsidiary undertakings     2484          2285
                                                      ----          ----
                                                      2827          2678
                                                      ====          ====

                         TURNER CHILLED ROLLS LIMITED
                         ----------------------------
                            NOTES TO THE ACCOUNTS       (Continued)
                            ---------------------

11. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR.


                                                                  1998            1997
                                                               (Pounds)'000   (Pounds)'000
                                                               -------------  ------------

  Trade creditors                                                   89            124
  Amounts owed to fellow subsidiary undertakings                    32             38
  Taxation and social security                                      (8)             6
  Accruals and deferred income                                      79             86
                                                                  ----           ----
                                                                   192            254
                                                                  ====           ====

12. CALLED-UP SHARE CAPITAL

                                                               (Pounds)'000   (Pounds)'000
                                                               -------------  ------------
   Authorised, allotted, called-up and fully paid
   138830 ordinary shares of (Pounds)1 each                        139            139
                                                                  ====           ====

13. RESERVES

                                                          Revaluation    Profit and
                                                          Reserve        loss account
                                                          ------------   ------------
                                                          (Pounds)'000   (Pounds)'000
                                                          ------------   ------------
   Balance at 1st January 1998                                  124           3181
   Retained profit for the financial year                         -            359
                                                               ----           ----
   Balance at 31st December 1998                                124           3540
                                                               ====           ====


14. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                1998            1997
                                                            (Pounds)'000    (Pounds)'000
                                                            ------------    ------------
   Opening shareholders' funds                                    3444           3188
   Profit for the financial year                                   359            256
                                                                  ----           ----
   Closing shareholders funds                                     3803           3444
                                                                  ====           ====

15. CONTINGENT LIABILITIES

     The company has contingent liabilities under guarantees given to bankers in support of banking facilities of other group companies. It is not expected that any unprovided liability will arise under the above arrangements.

16. PENSIONS

     The company's employees are members of the defined benefit pension scheme or defined contribution pension schemes operated by Kvaerner PLC Group under which contributions are paid by the company and by employees. The assets of the schemes are held in trustee administered funds separate from the finances of the group. The pension cost charge for the company for the year in respect of both types of schemes is (Pounds)43,853.

     The company's contributions are based on the expected cost of pensions across the Kvaerner PLC Group as a whole and are charged to the profit and loss account so as to spread the cost of the pensions over the service lives of employees within the group schemes. Details of the actuarial valuation of the group schemes are contained in the report and accounts of Kvaerner PLC.

17. ULTIMATE PARENT UNDERTAKING

     Kvaerner PLC heads the smallest group in which the results of the company are consolidated.

     The ultimate parent company is Kvaerner ASA which heads the largest group in which the results of the company are consolidated.

     Copies of the respective financial statements can be obtained from Kvaerner PLC at St James's House, 23 King Street, London. SW1Y 6QY.

18. RELATED PARTY TRANSACTIONS

     As a consequence of being a wholly owned subsidiary, the company is exempt from the requirement of Financial Reporting Standard No. 8 "Related party disclosures" to disclose transactions with other group members.

19.  Summary of significant differences between U.K. GAAP and U.S. GAAP
     -------------------------------------------------------------------

     Turner Chilled Rolls Limited's financial statements are prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. Set forth below is a brief description of certain major differences between U.K. GAAP and U.S. GAAP as of December 1998. This description is not intended to provide a comprehensive listing of such differences specifically related to Turner Chilled Rolls Limited or the industry in which it operates. U.S. GAAP is generally more restrictive and comprehensive than U.K. GAAP regarding recognition and measurement of transactions, account clarification and disclosure requirements. No attempt has been made to identify disclosure, presentation or classification differences that would affect the manner in which transactions and events are presented in the financial information or notes thereto. The Company has not prepared a quantitative assessment of differences between U.S.
     GAAP and U.K. GAAP treatments that may have highlighted other differences.

     Deferred taxation

     Under U.K. GAAP the Company provides for deferred taxation using the liability method on a material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future.

     Under U.S. GAAP deferred taxation is provided for all temporary differences between the book and the tax bases of the assets and liabilities in the liability method. Deferred tax assets are recognised to the extent that it is more likely than not that the benefit will be realised.

     Defined benefit pension costs

     The Company accounts for the costs of pensions under the rules set out in U.K. GAAP. U.S. GAAP is more prescriptive in respect of the actuarial assumptions, which must be used, and the allocation of costs to accounting periods.

     Under U.K. GAAP the pension cost is calculated based upon the actuary's best estimate of the assumptions taken as a whole. The annual cost charged to the profit and loss account comprises the regular cost and variations. The regular cost is calculated so that it represents a reasonably stable percentage of pensionable payroll. Variations from the regular cost of providing pensions are generally spread over the expected remaining service lives of current employees in the scheme.

     U.S. GAAP requires each significant assumption to determine annual pension cost to be a best estimate with respect to that individual assumption. For example, the discount rate used should be that for 'AAA' rated bonds with a similar maturity to the pension obligations and the value of the scheme assets should be based upon market values at each balance sheet data. Whilst U.S. GAAP also adopts a spreading approach to allocating variations it is more restrictive. As a result certain variations, for example refunds from the scheme, would be recognised immediately rather than being spread forward. U.S. GAAP treats increases in pensions as a past service cost and accordingly amortises its effects over the working lives of the members after the increase is awarded. U.K. GAAP encourages expected increases to be provided for in advance by being built in the actuarial assumptions.

     Fixed asset revaluations

     U.K. GAAP permits revaluations of tangible fixed assets to their fair value with any resulting revaluation surplus recorded in a revaluation reserve. Depreciation on the revalued amount is charged to the profit and loss account.

     The revaluation of fixed assets is not permitted under U.S. GAAP (except in connection with certain purchase transactions).

     Non depreciation of fixed assets

     Under U.K. GAAP it is permitted not to charge depreciation if the asset is maintained to such a standard that it's residual value approximates to cost.

     Under U.S. GAAP buildings would be depreciated over the useful life.

     Cash flow statements

     U.K. GAAP does not require disclosure of cash flow information under certain circumstances.

     If a cash flow statement had been prepared under U.K. GAAP, it would report the movement in cash.

     Under U.S. GAAP a cashflow statement would be required and would report the movement in cash and cash equivalents.

                            KVAERNER FORMET LIMITED


                         DIRECTORS' REPORT AND ACCOUNTS

                         Year ended 31st December 1998

                    (Registered in England, Number 1025431)

                            KVAERNER FORMET LIMITED
                            -----------------------

                               DIRECTORS' REPORT
                               -----------------


The directors have pleasure in submitting their Report, the Auditors' Report and Accounts for year ended 31st December 1998.

PRINCIPAL ACTIVITY
------------------
The principal activity of the company is the provision of forgings of high quality metals to a wide range of industries.

BUSINESS REVIEW
---------------
The directors consider that the level of business and the financial position at 31st December 1998 were satisfactory given the current market conditions.

RESULTS
-------
The results for the year are set out in the profit and loss account on page 4. Retained profits of (Pounds)271,000 (year to 31st December 1997 Profit (Pounds)351,000) have been transferred to reserves.

DIVIDENDS
---------
The Directors do not propose to recommend the payment of any dividend on the issued ordinary share capital of the company in respect of the year ended 31st December 1998. (1997:nil)

DIRECTORS
---------
The following persons were directors of the company during the year:-
     Mr J Rylatt
     Mr M G Foster
     Mr M H Hannah (Resigned 29.5.98)

DIRECTORS INTERESTS
-------------------
No director had any interest in the shares of the company or of the ultimate holding company Kvaerner ASA.

EMPLOYEE INVOLVEMENT
--------------------
During the year the company maintained the practice of keeping employees informed about current activities and progress by various methods including in-house Publications. Participation and involvement are encouraged through formal Trade Union channels.

AUDITORS
--------
The directors appointed Arthur Andersen auditors of the company on 6th November 1996.

Pursuant to Section 386 of the Companies Act 1985 an elective resolution to dispense with the obligation to appoint auditors annually was passed at an Extraordinary General Meeting of the Company held on 1st December 1992.

MILLENNIUM COMPLIANCE
---------------------
Kvaerner Formet have a dedicated project team in place adapting our systems and preparing contingency plans for the Millennium. The directors do not consider the risk of disruption to be significant and are confident that any improvements and changes required to the company's systems and equipment in order to mitigate the risk of the year 2000 problem will be completed in the current year. The incremental costs of modifications specifically related to year 2000 compliance are not anticipated to be significant.

THE INTRODUCTION OF THE EURO
----------------------------
Kvaerner Formet is preparing for the introduction of the common European currency which will have an impact on commercial arrangements and financial systems. We anticipate that the company will be fully prepared for the introduction of the euro and in particular, for the business implications of the United Kingdoms' potential entry into the EMU.

                                             By Order of the Board

                                             S. Marshall
                                             Secretary

                            KVAERNER FORMET LIMITED
                            -----------------------


                    STATEMENT OF DIRECTORS RESPONSIBILITIES
                    ---------------------------------------

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profit or loss of the company for the year. In preparing those accounts, the directors are required to:

    select suitable accounting policies and then apply them consistently;

    make judgements and estimates that are reasonable and prudent;

    state whether applicable accounting standards have been followed;

    prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Auditors' report

Shareholders of Kvaerner Formet Limited:


We have audited the financial statements on pages 4 to 10 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 and 7.

Respective responsibilities of directors and auditors

As described on page 2 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially consistent with generally accepted accounting standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

US GAAP information

Accounting practices used by the Group in preparing the accompanying accounts conform with generally accepted accounting principals in the United Kingdom, but do not conform with generally accepted accounting principals in the United States. A description of significant differences is set out in note 19.


Arthur Andersen
Chartered Accountants and Registered Auditors

Pearl Assurance House
7 New Bridge Street
Newcastle upon Tyne
NE1 8BQ

26 March 1999 (except with respect to the matters discussed in note 19, as to which the date is 15 October 1999).

                            KVAERNER FORMET LIMITED
                            -----------------------

                            PROFIT AND LOSS ACCOUNT
                            -----------------------
                       FOR YEAR ENDED 31ST DECEMBER 1998
                       ---------------------------------



                                YEAR ENDED     YEAR ENDED
                                   31ST           31ST
                                 DECEMBER       DECEMBER
                        NOTES      1998           1997
                               -------------  ------------
                               (Pounds)'000   (Pounds)'000
                               -------------  ------------
Turnover                    2           3282          2694

Cost of Sales                           2958          2329
                                        ----          ----

Gross Profit                             324           365

Administration                           118            90
 Expenses                               ----          ----

Operating Profit                         206           275

Interest Receivable         3             65            76
                                        ----          ----

Profit on ordinary          4            271           351
 activities
 before taxation

Tax on profit on            5              -             -
 ordinary
 activities

Retained profit for the    13            271           351
 financial year


The notes on pages 6 to 10 form a part of these accounts.

The company has no recognised gains or losses other than the profit for the financial period. Accordingly a statement of total recognised gains and losses has not been prepared. All of the results are derived from continuing operations.

                            KVAERNER FORMET LIMITED
                            -----------------------

                              BALANCE SHEET AS AT
                              -------------------
                               31ST DECEMBER 1998
                               ------------------

                                   YEAR ENDED    YEAR ENDED
                                      31ST          31ST
                                   DECEMBER      DECEMBER
                           NOTES      1998          1997
                                  ------------  ------------
                                  (Pounds)'000  (Pounds)'000
                                  ------------  ------------
FIXED ASSETS
Tangible assets                8           605           330
                                          ----          ----
TOTAL FIXED ASSETS                         605           330

CURRENT ASSETS
Stock                          9           562           541
Debtors                       10           957          1332
Cash at bank and in hand                  1078           679
                                          ----          ----
TOTAL CURRENT ASSETS                      2597          2552

CREDITORS: AMOUNG             11           440           391
 FALLING DUE WITHIN ONE                   ----          ----
 YEAR

NET CURRENT ASSETS                        2157          2161
                                          ----          ----

TOTAL NET ASSETS                          2762          2491
                                          ====          ====

CAPITAL AND RESERVES
Calledup share interest       12             3             3
Share premium account         13            26            26
Profit and loss account       13          2733          2462
                                          ----          ----
EQUITY SHAREHOLDERS           14          2762          2491
 FUNDS                                    ====          ====


The notes on pages 6 to 10 form a part of these accounts.

These accounts were approved by the board of directors on 26th March 1999 and signed on its behalf by:


                                                              J. Rylatt
                                                              Director

                            KVAERNER FORMET LIMITED
                            -----------------------

                             NOTES TO THE ACCOUNTS
                             ---------------------
                              31ST DECEMBER 1998
                              ------------------

1.   ACCOUNTING POLICIES

     The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's accounts.

a)   Accounting convention
     The accounts have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules and include the results of the activity described in the directors report, which is continuing.

b)   Cash flow statement
     The company has taken advantage of the exemption under the rules of FRS1 (revised) not to produce a cash flow statement. The appropriate amounts have been included in the consolidated accounts of Kvaerner PLC.

c)   Foreign Currencies
     Transactions in foreign currencies are recorded at the rate of exchange at the date of the transactionor, if hedged, at the forward contract rate. Assets and liabilities denominated in foreign currencies are translated into sterling at the rates ruling at the year-end except where rates of exchange are fixed under contractual arrangements.

d)   Turnover
     Turnover represents the value of work performed during the year by reference to amounts derived from goods supplied and services provided.

e)   Research and Development
     Revenue expenditure on research and development is written off as incurred.

f)   Taxation
     Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the accounts to the extent that it is probable that a liability or asset will crystallise in the future.

g)   Depreciation
     Depreciation is provided on a straight line basis on all assets to write off the original cost of assets over their estimated useful lives as follows:

     Short leasehold properties          over the period of the lease
     Plant and machinery                 3-15 years

h)   Leased assets
     Assets acquired under finance leases that give rights approximating to ownership are treated as if they had been purchased and an amount equivalent to their cost is included under tangible fixed assets. Depreciation is provided in accordance with the company's normal policy. Leasing payments are treated as consisting of capital and finance charge elements and the finance charge is charged to the profit and loss account. All other leases are operating leases and the annual rentals are charged wholly to the profit and loss account.

i)   Stocks and Work in Progress
     Stock is stated at the lower of cost and net realisable value. Work in progress is stated at direct cost of materials and labour with the addition of all manufacturing overheads or at net realisable value if lower. Provision is made for obsolete, slow-moving or defective items where appropriate.

j)   Government Grants
     Government grants generally comprise of regional development grants received which are being released by equal instalments over the average expected life of the assets to which they apply and deducted from the depreciation charge in the profit and loss account. Deferred credits in respect of grants are included in accruals and deferred income in the Balance Sheet.

                            KVAERNER FORMET LIMITED
                            -----------------------

                             NOTES TO THE ACCOUNTS
                             ---------------------
                               31ST DECEMBER 1998
                               ------------------

k)   Pension Costs
     The expected cost to the company of pensions in respect of the defined benefit and defined contribution pension schemes is charged to the profit and loss account so as to spread the cost of the pensions over the service lives of the employees in the schemes.

2.   ANALYSIS OF TURNOVER

     The analysis of turnover, all of which relates to the principal activity, by geographical area is as follows:

                       Year ended       Year ended
                     31/st/ December  31/st/ December
                          1998             1997
                     ---------------  ---------------
                      (Pounds)'000     (Pounds)'000
                     ---------------  ---------------
United Kingdom                  3140             2620
Europe - EEC                      64               22
Europe - Non EEC                  60               37
North America                     15                2
Asia - South East                  3               13
                                ----             ----
                                3282             2694
                                ====             ====


3.   INTEREST RECEIVABLE

Bank interest                     61               20
 receivable
Inter company interest             4               56
 receivable                       --               --
                                  65               76
                                  ==               ==


4.   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

     Profit on ordinary activities before taxation is stated after charging


                                  (Pounds)'000  (Pounds)'000
                                  ------------  ------------
Auditors' remuneration for                   2             2
 audit work
Operating lease payments -                  28            20
 plant and machinery
Depreciation                                52            45
                                            ==            ==


5.   TAX ON PROFIT ON ORDINARY ACTIVITIES

     There is no charge for Corporation Tax on the profit for the year (as for the year ended 31st December 1997) as relief will be obtained for losses incurred by other companies in the Group surrendered for no consideration.

     There is no material unprovided liability for deferred tax at 31st December 1998. (31st December 1997 - (Pounds) nil)

6.   STAFF NUMBERS AND COSTS

a) The average number of employees, all of whom were engaged in the United Kingdom on the company's principal activity:


                             Number             Number
Manufacturing                  25                 23
Administration                 12                 11
                               --                 --
                               37                 34
                               ==                 ==


b)   Staff costs including directors emoluments:

                                 (Pounds)'000  (Pounds)'000
Wages and salaries                        656           572
Social security costs                      68            55
Other pension costs (note 17)              37            30
                                          ---           ---
                                          761           657
                                          ===           ===

                            KVAERNER FORMET LIMITED
                            -----------------------

                             NOTES TO THE ACCOUNTS
                             ---------------------
                               31ST DECEMBER 1998
                               ------------------

7.   DIRECTORS' EMOLUMENTS

     Directors' Emoluments set out below include taxable salaries and the estimated value of benefits in kind

                                         1998          1997
                                     ------------  ------------
                                     (Pounds)'000  (Pounds)'000
                                     ------------  ------------
In respect of managing the                     65            65
 affairs of the company                      ====          ====
(Excluding pension contributions)

     Three directors were members of defined benefit pension schemes during the year.

8.   TANGIBLE FIXED ASSETS


                                                        Short
                                                      Leasehold
                                                      Land and              Plant and
                                                      buildings             Machinery       Total
                                                    -------------          ------------  ------------
                                                    (Pounds)'000           (Pounds)'000  (Pounds)'000
                                                    -------------          ------------  ------------

Cost at 1st January 1998                                      119                   730           849
Additions at 31st December 1998                                 -                   327           327
                                                              ---                  ----          ----
                                                              119                  1057          1176
                                                              ---                  ----          ----
Accumulated depreciation at 1st January 1998                   59                   460           519
Charge for the year at 31st December 1998                       4                    48            52
                                                              ---                  ----          ----
                                                               63                   508           571
                                                              ---                  ----          ----
Net book value at 31st December 1998                           56                   549           605
                                                              ===                  ====          ====
Net book value at 31st December 1997                           60                   270           330
                                                              ===                  ====          ====

     Plant and equipment includes machinery, motor vehicles, fixtures and fittings and computer equipment.


9.   STOCK AND WORK IN PROGRESS

                                     1998          1997
                                 ------------  ------------
                                 (Pounds)'000  (Pounds)'000
                                 ------------  ------------
Raw materials and consumables             444           403
Work in Progress                          118           138
                                         ----          ----
                                          562           541
                                         ====          ====


10.  DEBTORS

                                       (Pounds)'000  (Pounds)'000
                                       ------------  ------------
Amounts falling due within one year
Trade debtors                                   654           466
Amounts owed by fellow subsidiary               303           866
 undertakings                                   ---          ----
                                                957          1332
                                                ===          ====

11.  CREDITORS

                                       (Pounds)'000  (Pounds)'000
                                       ------------  ------------

Amounts falling due within one year
Trade creditors                                 301           275
Amounts owed to fellow subsidiary                28             7
 undertakings
Taxation and social security                     43            40
Accruals and deferred income                     68            69
                                                ---           ---
                                                440           391
                                                ===           ===

                             KVAERNER FORMET LIMITED
                             -----------------------

                             NOTES TO THE ACCOUNTS
                             ---------------------
                               31ST DECEMBER 1998
                               ------------------

12.  SHARE CAPITAL


                                              1998          1997
                                          ------------  ------------
                                          (Pounds)'000  (Pounds)'000
                                          ------------  ------------
Authorised, allotted, called up and
 fully paid
3000 ordinary shares of (Pounds)1 each             562           541
                                                  ====          ====


13.  RESERVES

                                                           Profit
                                             Share        and loss
                                            Premium       account
                                          ------------  ------------
                                          (Pounds)'000  (Pounds)'000
                                          ------------  ------------
Balance at 1st January 1998                         26          2462
                                                    --          ----
Retained profit for the financial year                           271
                                                                ====
Balance at 31st December 1998                       26          2733
                                                    ==          ====

14.  RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

                                          Year          Year
                                         ended         ended
                                         31/st/        31/st/
                                        December      December
                                          1998          1997
                                      ------------  ------------
                                      (Pounds)'000  (Pounds)'000
                                      ------------  ------------

Profit for the financial year                  271           351
Opening equity shareholders' funds            2491          2140
                                              ----          ----
Closing equity shareholders' funds            2762          2491
                                              ====          ====


15.  CONTINGENT LIABILITIES

     The company has contingent liabilities under guarantees given to bankers in support of banking facilities of other group companies. It is not expected that any unprovided liability will arise under the above arrangements.


16.  OPERATING LEASES

     Commitments to operating lease payments within one year are as follows:


                                     Plant and Machinery
                                  --------------------------
                                      1998          1997
                                  (Pounds)'000  (Pounds)'000
                                  ------------  ------------
In respect of leases expiring:
Within one year                             38            16
Within two to five years                    73            20
                                          ----          ----
                                           111            36
                                          ====          ====


17.  PENSIONS

     The company's employees are members of the defined benefit pension scheme or defined contribution pension schemes operated by Kvaerner PLC under which contributions are paid by the company and by employees. The assets of the schemes are held in trustee administered funds separate from the finances of the group. The company's contributions are based on the expected cost of pensions across Kvaerner PLC as a whole and are charged to the profit and loss account so as to spread the cost of the pensions over the service lives of employees within the group schemes. Details of the actuarial valuation of the group schemes are contained in the report and accounts of Kvaerner PLC.

                            KVAERNER FORMET LIMITED
                            -----------------------

                             NOTES TO THE ACCOUNTS
                             ---------------------
                               31ST DECEMBER 1998
                               ------------------


18.  ULTIMATE PARENT UNDERTAKING

     Kvaerner PLC heads the smallest group in which the results of the company are consolidated.

     The ultimate parent company is Kvaerner ASA which heads the largest group in which the results of the company are consolidated.

     As a subsidiary of Kvaerner ASA the company has taken advantage of the exemption in FRS 8 'Related Party Disclosures' not to disclose transactions with other members of the group headed by Kvaerner ASA.

     Copies of the respective financial statements can be obtained from Kvaerner PLC at St James's House, 23 King Street, London. SW1Y 6QY.


19.  Summary of significant differences between U.K. GAAP and U.S. GAAP

     Kvaerner Formet Limited's financial statements are prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. Set forth below is a brief description of certain major differences between U.K. GAAP and U.S. GAAP as of December 1998. This description is not intended to provide a comprehensive listing of such differences specifically related to Kvaerner Formet Limited or the industry in which it operates. U.S. GAAP is generally more restrictive and comprehensive than U.K. GAAP regarding recognition and measurement of transactions, account clarification and disclosure requirements. No attempt has been made to identify disclosure, presentation or classification differences that would affect the manner in which transactions and events are presented in the financial information or notes thereto. The Company has not prepared a quantitative assessment of differences between U.S.
     GAAP and U.K. GAAP treatments that may have highlighted other differences.

     Deferred taxation

     Under U.K. GAAP the Company provides for deferred taxation using the liability method on a material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future.

     Under U.S. GAAP deferred taxation is provided for all temporary differences between the book and the tax bases of the assets and liabilities in the liability method. Deferred tax assets are recognised to the extent that it is more likely than not that the benefit will be realised.

     Defined benefit pension costs

     The Company accounts for the costs of pensions under the rules set out in U.K. GAAP. U.S. GAAP is more prescriptive in respect of the actuarial assumptions, which must be used, and the allocation of costs to accounting periods.

     Under U.K. GAAP the pension cost is calculated based upon the actuary's best estimate of the assumptions taken as a whole. The annual cost charged to the profit and loss account comprises the regular cost and variations. The regular cost is calculated so that it represents a reasonably stable percentage of pensionable payroll. Variations from the regular cost of providing pensions are generally spread over the expected remaining service lives of current employees in the scheme.

     U.S. GAAP requires each significant assumption to determine annual pension cost to be a best estimate with respect to that individual assumption. For example, the discount rate used should be that for 'AAA' rated bonds with a similar maturity to the pension obligations and the value of the scheme assets should be based upon market values at each balance sheet data. Whilst U.S. GAAP also adopts a spreading approach to allocating variations it is more restrictive. As a result certain variations, for example refunds from the scheme, would be recognised immediately rather than being spread forward. U.S. GAAP treats increases in pensions as a past service cost and accordingly amortises its effects over the working lives of the members after the increase is awarded. U.K. GAAP encourages expected increases to be provided for in advance by being built in the actuarial assumptions.

     Cash flow statements

     U.K. GAAP does not require disclosure of cash flow information under certain circumstances.

     If a cash flow statement had been prepared under U.K. GAAP, it would report the movement in cash.

     Under U.S. GAAP a cashflow statement would be required and would report the movement in cash and cash equivalents.